UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2025

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 16, 2025 (the “Amendment Effective Date”), TopBuild Corp., a Delaware corporation (the “Company”), together with certain of its subsidiaries, Bank of America, N.A., in its capacity of administrative agent for the lenders, and each of the lenders party thereto (the “Lenders”), entered into Amendment No. 5 (the “Amendment”) to the Company’s Amended and Restated Credit Agreement, dated March 20, 2020 (as amended, the “Credit Agreement”).  The Amendment, among other things, (i)  increases the Revolving Credit Facility (as defined in the Credit Agreement) from $500.0 million to $1,000.0 million, (ii) provides for a new five-year $1,000.0 million term loan facility (the “Term Loan”), (iii) provides for a new $250.0 million delayed draw term loan facility (the “Delayed Draw Term Loan” and together with the Revolving Credit Facility and the Term Loan, collectively, the “Facilities”) available to be drawn until 180 days following the Amendment Effective Date, (iv) increases the maximum consolidated net leverage ratio from 3.50:1.00 to 3.75:1.00 and amends certain other covenants, (v) increases the Permitted Increase Amount (as defined in the Credit Agreement) from $850.0 million to $1,000.0 million, and (vi) extends the maturity date of the Facilities to May 16, 2030. Borrowings of the Facilities bear interest at Term SOFR or the Base Rate (each as defined in Credit Agreement) plus an applicable rate ranging from 1.250% to 2.000% for Term SOFR-based loans and from 0.250% to 1.000% for Base Rate-based loans, depending upon the Company’s consolidated secured leverage ratio.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.16 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Amendment is incorporated herein by reference into this Item 2.03.

Item 8.01. Other Events.

In connection with the entry into the Amendment, the Company issued a press release announcing the Amendment on May 19, 2025, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.16

Amendment No. 5 to Amended and Restated Credit Agreement, dated as of May 16, 2025, among TopBuild Corp., Bank of America, N.A. as administrative agent, and the other guarantors, lenders and agents party thereto

99.1	Press release issued by TopBuild Corp., dated May 19, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ Madeline Otero
		Name:	Madeline Otero
		Title:	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Dated: May 19, 2025